                                                                    EXHIBIT 99.1

[HARVEST LETTERHEAD]
                                                           FOR IMMEDIATE RELEASE

                            HARVEST NATURAL RESOURCES
                    ANNOUNCES FOURTH QUARTER AND 2003 RESULTS

      HOUSTON, TX - (March 4, 2004) - Harvest Natural Resources, Inc. (NYSE:HNR) today announced 2003 fourth quarter earnings of $7.8 million, or $0.21 per diluted share, compared with $10.4 million, or $0.28 per diluted share, for the same period last year. The 2002 fourth quarter included an income tax benefit of $7.8 million.

      Discretionary cash flow (defined as cash flows from operating activities before changes in operating assets and liabilities) was $14.9 million for the 2003 fourth quarter compared with $19.8 million for the 2002 fourth quarter. See reconciliation to Generally Accepted Accounting Principles (GAAP) in table below.

      Net income for the year ended December 31, 2003 was $27.3 million, or $0.74 per diluted share compared with $100.4 million, or $2.78 per diluted share, for 2002. Net income for 2003 includes a $46.6 million gain on the sale of LLC Geoilbent offset, in part, by a $28.9 million equity in net losses of affiliated companies which were related primarily to Geoilbent's full cost ceiling test write down. The $100.4 million net income for 2002 included a $144.0 million gain on the Company's sale of its interest in the Arctic Gas Company.

      Discretionary cash flow was $36.8 million for 2003 compared with $59.3 million for 2002. See reconciliation to GAAP in table below.

      Harvest President and Chief Executive Officer, Dr. Peter J. Hill, said, "At the start of the year we said 2003 was a period of transition for Harvest, moving from a company totally dependent on oil production to one that seeks transformational value growth. Taken overall, 2003 was a success. We met our guidance despite losing 37 days of production as a result of the national civil work stoppage in Venezuela and the changing landscape in Russia. Gas sales started in November diversifying our revenue and cash flow streams. Including the new gas sales for the full year, production for 2004 is projected to increase between 50 to 75 percent resulting in strong growth of net income and cash flow. We also signed a Memorandum of Understanding with PDVSA to evaluate, prepare a field development plan and negotiate the rights to develop the Temblador and El Salto Fields. During the year, we closely managed our cash reserves to preserve our financial health and provide a platform for future investment in growth."

      In Venezuela, production for 2003 was 7.3 million barrels of oil and 2.7 billion cubic feet of natural gas for a combined total production of 7.8 million barrels of oil equivalent. The Company began sales of natural gas on November 25, 2003 and by December 2003 sales had stabilized at volumes between 70 to 80 million cubic feet per day. Production for 2002 was 9.7 million barrels of oil. Sales to Petroleos de Venezuela, S.A. ("PDVSA") were disrupted from December 14, 2002 until February 6, 2003 reducing 2002 sales approximately 0.6 million barrels and 2003 sales by an estimated 1.2 million barrels.

      In 2003, the Company received an average price of $14.07 per barrel of oil including 7.2 million barrels at an average price of $14.13 and 0.1 million barrels at an average price of $7.00 per barrel. The Company received $1.03 per thousand cubic feet of natural gas sold during 2003. The 2002 average sales price for oil was $13.05 per barrel.

      Hill said, "During the year we elected to sell our interest in Geoilbent to a major Russian oil and gas company at an attractive price. Our 34 percent minority equity interest in Geoilbent did not provide us with the level of control we wanted with respect to operating plans and financial management consistent with our strategy. Our decision to sell Geoilbent released capital for reinvestment in multiple growth opportunities in Venezuela and Russia and for other corporate purposes."

      Hill continued, "In 2004, we will pursue investment opportunities in both Venezuela and Russia, drive cost improvements and increase production. We are working to improve margins, enhance cash flows and maximize recovery of our remaining reserves in the South Monagas Unit which is generating strong cash flow based on attractive world oil prices, increased production and lower operating costs per barrel of oil equivalent produced. For the next several years, we believe Venezuela and Russia can provide Harvest with good opportunities for additional growth through the acquisition of large oil and gas development or reactivation projects."

RECONCILIATION OF NON-GAAP MEASURES ($MM)

                                                         Three Months Ended December 31        Twelve Months Ended December 31
                                                         ------------------------------        -------------------------------
                                                             2003               2002               2003               2002
                                                            -----              -----              -----              -----
Net cash provided by operating activities                   $ 2.6              $15.5              $38.5              $42.6
Changes in operating assets & liabilities                    12.3                4.3               (1.7)              16.7
                                                            -----              -----              -----              -----
Discretionary cash flow                                     $14.9              $19.8              $36.8              $59.3

      Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and an office in Russia. For more information visit the Company's website at www.harvestnr.com.

CONTACT:

Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 578-8020

"This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest's expectations as a result of factors discussed in Harvest's 2001 Annual Report on form 10-K and subsequent reports."

================================================================================

                         HARVEST NATURAL RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             ($ MILLIONS, UNAUDITED)

                                                                   December 31,          December 31,
                                                                       2003                   2002
                                                                      -------               -------
ASSETS:

CURRENT ASSETS:
       Cash and equivalents                                           $ 138.7               $  64.5
       Restricted cash                                                     --                   1.8
       Marketable securities                                               --                  27.4
       Accounts receivable, net                                          43.9                  35.3
       Prepaid expenses and other                                         0.8                   3.0
                                                                      -------               -------
          Total current assets                                          183.4                 132.0

OTHER ASSETS                                                              2.1                   2.5

DEFERRED INCOME TAXES                                                     4.7                   4.1

INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES                        --                  51.8

PROPERTY AND EQUIPMENT, net                                             184.1                 144.8
                                                                      -------               -------
                TOTAL ASSETS                                          $ 374.3               $ 335.2
                                                                      =======               =======
LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
       Accounts payable                                               $   4.2               $   3.8
       Accrued expenses                                                  25.6                  20.6
       Accrued interest                                                   1.4                   1.4
       Income taxes payable                                               8.6                   6.9
       Commodity hedging contract payable                                  --                   0.4
       Current portion of long-term debt                                  6.4                   1.9
                                                                      -------               -------
          Total current liabilities                                      46.2                  35.0

LONG TERM DEBT                                                           96.8                 104.7

ASSET RETIREMENT PROVISION                                                1.5                    --

COMMITMENTS AND CONTINGENCIES                                              --                    --

MINORITY INTEREST                                                        30.1                  24.1

STOCKHOLDERS' EQUITY:
       Common stock and paid-in capital                                 175.4                 174.0
       Retained earnings                                                 27.5                   0.2
       Treasury stock                                                    (3.2)                 (2.8)
                                                                      -------               -------
          Total stockholders' equity                                    199.7                 171.4

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 374.3               $ 335.2
                                                                      -------               -------

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (IN THOUSANDS EXCEPT PER BOE AND PER SHARE AMOUNTS, UNAUDITED)

THREE MONTHS ENDED:                                              December 31, 2003         December 31, 2002
--------------------------------------------------------------------------------------------------------------
Barrels of oil sold                                                    2,017                     1,985
MMCF of gas sold                                                       2,660
  Total BOE                                                            2,460                     1,985

Average price/barrel                                                  $13.94                    $13.92
Average price/mcf                                                      $1.03

--------------------------------------------------------------------------------------------------------------
                                                                              $/BOE                      $/BOE
                                                               -----------------------------------------------
REVENUES:
  Oil sales                                                     $28,120                    $27,905
  Gas sales                                                       2,740
  Ineffective hedge activity                                                                  (284)
                                                               -----------------------------------------------
                                                                 30,860       12.54         27,621       13.92
                                                               -----------------------------------------------
EXPENSES:
  Operating expenses                                              7,180        2.92          9,254        4.66
  Depletion and amortization                                      5,924        2.41          5,044        2.54
  Depreciation                                                      429        0.17            368        0.19
  Write-downs of oil and gas properties and impairments              34        0.02
  General and administrative                                      4,170        1.69          3,970        2.00
  Taxes other than on income                                        916        0.37          1,095        0.55
                                                               -----------------------------------------------
                                                                 18,619        7.56         19,765        9.96
                                                               -----------------------------------------------
INCOME FROM OPERATIONS                                           12,241        4.98          7,856        3.96
                                                               -----------------------------------------------
OTHER NON-OPERATING INCOME (EXPENSE)
  Gain on disposition of assets                                     271        0.11            (34)      (0.02)
  Investment income and other                                       499        0.20            446        0.23
  Interest expense                                               (2,515)      (1.02)        (2,809)      (1.42)
  Net gain on exchange rates                                          2                       (551)      (0.28)
                                                               -----------------------------------------------
                                                                 (1,743)      (0.71)        (2,948)      (1.49)
--------------------------------------------------------------------------------------------------------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                     10,498        4.27          4,908        2.47
  Income tax (benefit)                                            1,894        0.77         (7,810)      (3.93)
--------------------------------------------------------------------------------------------------------------
INCOME BEFORE MINORITY INTERESTS                                  8,604        3.50         12,718        6.40
  Minority interest in consolidated subsidiary companies          2,498        1.02          3,318        1.67
--------------------------------------------------------------------------------------------------------------
INCOME FROM CONSOLIDATED COMPANIES                                6,106        2.48          9,400        4.73
  Equity in net earnings of affiliated companies                  1,658        0.67          1,041        0.52
                                                               -----------------------------------------------
NET INCOME                                                     $  7,764    $   3.15       $ 10,441    $   5.25
                                                               -----------------------------------------------
--------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE:
  Basic                                                                $0.22                    $0.30
  Diluted                                                              $0.21                    $0.28
--------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding:
  Basic                                                                 35.5  million            35.0  million
  Diluted                                                               37.3  million            36.9  million
--------------------------------------------------------------------------------------------------------------

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (IN THOUSANDS EXCEPT PER BOE AND PER SHARE AMOUNTS, UNAUDITED)

----------------------------------------------------------------------------------------------------------------------
YEAR ENDED:                                                         December 31, 2003            December 31, 2002
----------------------------------------------------------------------------------------------------------------------
Barrels of oil sold                                                       7,347                        9,708
MMCF of gas sold                                                          2,660
  Total BOE                                                               7,790                        9,708

Average price/barrel                                                     $14.07                       $13.05
Average price/mcf                                                         $1.03
----------------------------------------------------------------------------------------------------------------------
                                                                                  $/BOE                          $/BOE
                                                                ------------------------------------------------------
REVENUES:
  Oil sales                                                      $103,920                       $127,015
  Gas sales                                                         2,740
  Ineffective hedge activity                                         (565)                          (284)
                                                                ------------------------------------------------------
                                                                  106,095         13.62          126,731         13.05
                                                                ------------------------------------------------------
EXPENSES:
  Operating expenses                                               30,893          3.97           33,950          3.50
  Depletion and amortization                                       19,599          2.52           24,941          2.57
  Depreciation                                                      1,589          0.20            1,422          0.15
  Write-downs of oil and gas properties and impairments               165          0.02           14,537          1.50
  General and administrative                                       15,746          2.02           16,504          1.70
  Arbitration settlement                                            1,477          0.19
  Bad debt recovery                                                  (374)        (0.05)          (3,276)        (0.34)
  Taxes other than on income                                        3,373          0.43            4,068          0.42
                                                                ------------------------------------------------------
                                                                   72,468          9.30           92,146          9.50
                                                                ------------------------------------------------------
INCOME FROM OPERATIONS                                             33,627          4.32           34,585          3.55
                                                                ------------------------------------------------------
OTHER NON-OPERATING INCOME (EXPENSE)
  Gain on disposition of assets                                    46,619          5.98          144,029         14.84
  Gain on early extinguishment of debt                                                               874          0.09
  Investment income and other                                       1,418          0.18            2,080          0.21
  Interest expense                                                (10,405)        (1.34)         (16,310)        (1.68)
  Net gain on exchange rates                                          529          0.07            4,553          0.47
                                                                ------------------------------------------------------
                                                                   38,161          4.89          135,226         13.93
----------------------------------------------------------------------------------------------------------------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                       71,788          9.21          169,811         17.48
  Income tax expense                                                9,657          1.24           60,295          6.21
----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE MINORITY INTERESTS                                   62,131          7.97          109,516         11.27
  Minority interest in consolidated subsidiary companies            5,968          0.77            9,319          0.96
----------------------------------------------------------------------------------------------------------------------
INCOME FROM CONSOLIDATED COMPANIES                                 56,163          7.20          100,197         10.31
  Equity in net earnings (losses) of affiliated companies         (28,860)        (3.70)             165          0.02
                                                                ------------------------------------------------------
NET INCOME                                                      $  27,303        $ 3.50        $ 100,362        $10.33
                                                                ------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE:
  Basic                                                               $0.77                            $2.90
  Diluted                                                             $0.74                            $2.78
----------------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding:
  Basic                                                                35.3  million                    34.6  million
  Diluted                                                              36.8  million                    36.1  million
----------------------------------------------------------------------------------------------------------------------

                        HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS, UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------
                                                                          Three Months                    Year Ended
                                                                        Ended December 31,                December 31,
                                                                     ------------------------      ------------------------
                                                                        2003           2002           2003           2002
                                                                     ---------      ---------      ---------      ---------
Cash Flows From Operating Activities:
      Net income                                                     $   7,764      $  10,443      $  27,303      $ 100,362
      Adjustments to reconcile net income to net cash provided
      by operating activities:
          Depletion, depreciation and amortization                       6,353          5,412         21,188         26,363
          Impairments                                                       --             34            165         14,537
          Amortization of financing costs                                   76            187            497          1,745
          Gain on disposal of assets                                      (271)            35        (46,619)      (144,029)
          Gain on early extinguishment of debt                              --            874             --             --
          Equity in earnings of affiliated companies                    (1,658)        (1,041)        28,860           (165)
          Allowance and write off of employee notes and
          accounts receivable                                               50             53           (169)        (2,987)
          Non-cash compensation-related charges                             89            576            296          1,458
          Minority interest in undistributed earnings of
          subsidiaries                                                   2,498          3,318          5,968          9,319
          Extraordinary income from repurchase of debt                      --           (874)            --           (874)
          Deferred income taxes                                             --            752           (667)        53,618
      Changes in operating assets and liabilities:

          Accounts and notes receivable                                 (5,155)        10,601         (7,935)        (1,972)
          Prepaid expenses and other                                       648           (101)         2,164         (1,130)
          Put option                                                     2,300             --             --             --
          Accounts payable                                              (4,911)          (600)           359         (4,328)
          Accrued expenses                                              (1,127)        (2,602)         4,310        (10,290)
          Accrued interest payable                                      (1,985)        (2,001)            22         (2,489)
          Asset retirement liability                                      (307)            --          1,459             --
          Commodity hedging contract payable                                --            430           (430)           430
          Income taxes payable                                          (1,721)       (10,031)         1,767          3,059
---------------------------------------------------------------------------------------------------------------------------
          Net Cash Provided By Operating Activities                      2,643         15,465         38,538         42,627
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
      Proceeds from sale of properties and investments                      --             --         69,500        189,841
      Partial payment on sale of equity interest                            --             --             --             --
      Additions of property and equipment                              (10,037)       (10,486)       (60,925)       (43,346)
      Investment in and advances to affiliated companies                    --            (41)         2,328          9,185
      Increase in restricted cash                                           --             --             --         (2,800)
      Decrease in restricted cash                                           --          1,000          1,800          1,000
      Purchases of marketable securities                                    --       (234,287)      (256,058)      (353,478)
      Maturities of marketable securities                                   --        219,290        283,446        326,090
      Increase in other assets                                            (697)          (430)        (1,900)          (349)
---------------------------------------------------------------------------------------------------------------------------
          Net Cash Provided By (Used In) Investing Activities          (10,734)       (24,954)        38,191        126,143
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
      Net proceeds from exercise of stock options                          681            909          1,201          3,345
      Repurchase of common stock                                            --             --           (404)            --
      Proceeds from issuance of short term borrowings and notes
      payable                                                               --         15,500             --         15,500
      Payments on short term borrowings and notes payable                 (300)          (650)        (3,367)      (132,138)
---------------------------------------------------------------------------------------------------------------------------
          Net Cash Provided by (Used in) Financing Activities              381         15,759         (2,570)      (113,293)
---------------------------------------------------------------------------------------------------------------------------
          Net Increase in Cash                                          (7,710)         6,270         74,159         55,477
Cash and Cash Equivalents at Beginning of Period                       146,370         58,231         64,501          9,024
                                                                     ------------------------------------------------------
Cash and Cash Equivalents at End of Period                           $ 138,660      $  64,501      $ 138,660      $  64,501
                                                                     ------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------